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                                                 EXHIBIT 4.B1

                              FIRST AMENDMENT
                                    TO
                           AMENDED AND RESTATED
                             CREDIT AGREEMENT

     This First Amendment to Amended and Restated Credit Agreement is dated as of September 23, 1994 (the "Amendment") and is entered into by and among The Dial Corp, a Delaware corporation (the "Borrower"), the Banks listed on the signature pages hereof (the "Banks"), Bank of America National Trust and Savings Association and Citibank, N.A., as agents (the "Agents") for the Banks, Citibank, as the funding agent for the Banks, and Bank of America National Trust and Savings Association, as reporting agent for the Banks, and is made with reference to that certain Amended and Restated Credit Agreement dated as of December 15, 1993 (the "Agreement"). Capitalized terms used herein without definitions have the respective meanings assigned to them in the Agreement.

                           PRELIMINARY STATEMENT

     The Borrower has requested, and the Banks and the Agents are willing, to amend the Agreement on the terms and conditions set forth in this Amendment.

                                 AGREEMENT

     IN CONSIDERATION of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Banks and the Agents hereby agree as follows:

     SECTION 1.  AMENDMENT TO THE AGREEMENT.

     1.1  AMENDMENT TO SECTION 1.01.

          A. Section 1.01 of the Agreement is hereby amended by deleting the table appearing in the definition of "Daily Margin" in its entirety and substituting the following therefor:

                                           Daily Margin When
             Daily Margin When             Utilization Ratio
             Utilization Ratio             Is Greater Than Or
             Is Less Than 0.50:1.00        Equal to 0.50:1.00

                TYPE OF ADVANCE              TYPE OF ADVANCE

         Base Rate     Eurodollar       Base Rate     Eurodollar
          Advance     Rate Advance       Advance     Rate Advance

Level 1      0%         0.3750%             0%         0.4250%
Level 2      0%         0.4500%             0%         0.5000%
Level 3      0%         0.5000%             0%         0.6000%
Level 4     0.25%       0.7500%            0.25%       0.8500%


          B. Section 1.01 of the Agreement is hereby further amended by deleting the reference to "1997" in the definition of "Commitment Termination Date" and substituting "1999" therefor.

     1.2  AMENDMENT TO SECTION 2.03(a).

          Section 2.03(a) of the Agreement is hereby amended by deleting the text appearing after the colon and before the period of the first sentence contained therein and substituting the following therefor:

          "(a) a rate of 0.10% per annum with respect to each day during such period that the ratings with respect to Long-Term Debt were at Level 1, (b) a rate of 0.125% per annum with respect to each day during such period that such ratings were at Level 2, (c) a rate of 0.20% per annum with respect to each day during such period that such ratings were at Level 3, and (d) a rate of 0.350% per annum with respect to each day during such period that such ratings were at Level 4."

     1.3  MODIFICATION OF SCHEDULE 1:  LIST OF APPLICABLE LENDING
          OFFICES.

          Schedule 1 to the Agreement is hereby amended by deleting therefrom the references to Marine Midland Bank, N.A.
and Credit Suisse and the corresponding lending office information.

     SECTION 2.     DELETION OF MARINE MIDLAND BANK, N.A. AND
                    CREDIT SUISSE AS A BANK; COMMITMENTS.

          The Agreement is hereby amended to delete each of Marine Midland Bank, N.A. ("Marine Midland") and Credit Suisse as a Bank thereunder to the extent set forth in the Acknowledgement executed by Marine Midland and Credit Suisse, as applicable, in the form of Annex A to this Amendment (the "Acknowledgement"). Accordingly, the Commitments set forth on the signature pages to the Agreement are hereby deleted and the Commitments set forth on the signature pages to this Amendment substituted therefor.

     SECTION 3.     CONDITIONS TO EFFECTIVENESS.

          Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction or waiver of such conditions being referred to herein as the "First Amendment Effective Date") and the Agents receiving all of the following (with sufficient originally executed copies, where appropriate, for each Bank and the Agents), in form and substance satisfactory to the Agents and their counsel and, unless otherwise noted, dated the First Amendment Effective Date: (i) resolutions of the Borrower's board of directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment, (ii) executed copies of this Amendment, (iii) signature and incumbency certificates of the Borrower's officers executing this Amendment, (iv) such other evidence as the Agents may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate proceedings in connection with this Amendment and the compliance with the conditions set forth herein, and (v) the Borrower shall have paid to the Funding Agent, for distribution to the Banks, an amount equal to 0.025% multiplied by each Lender's Commitment.

     SECTION 4.     BORROWER'S REPRESENTATIONS AND WARRANTIES.

          The Borrower represents and warrants to the Agents and the Banks that the following statements are true, correct and complete:

          (a) ORGANIZATION AND POWERS. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Agreement, as amended hereby (the "Amended Agreement").

          (b) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Amendment have been duly authorized by all necessary corporate actions by the Borrower. This Amendment has been duly executed and delivered by the Borrower.

          (c) NO CONFLICT. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not (i) violate any provision of any law, rule or regulation applicable to the Borrower, the charter or bylaws of the Borrower or any order, judgment or decree of any court or other agency of government binding on the Borrower, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it is or its properties may be bound or affected, (iii) result in or require the creation or imposition of any Lien upon any of its properties or assets, or (iv) require any approval of stockholders or any approval or consent of any natural person, corporation, partnership, association, trust, bank or other organization, whether or not a legal entity, that is a party to any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or affected.

          (d) GOVERNMENTAL CONSENTS. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action of, with or by, any federal, state or other governmental authority or regulatory body.

          (e)  BINDING OBLIGATION.  This Amendment and the
     Amended Agreement are the legally valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          (f) INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM AGREEMENT. The representations and warranties contained in Section 4.01 of the Amended Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date.

          (g) ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment which constitute an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     SECTION 5.     MISCELLANEOUS.

          (a)  REFERENCE TO AND EFFECT ON THE AGREEMENT.

               (i)    On and after the First Amendment Effective
          Date, each reference in the Agreement to "this
          Agreement", "hereunder", "hereof", "herein" or words of like import, shall mean and be a reference to the Agreement, as amended hereby.

               (ii) Except as specifically amended hereby, the terms, conditions and provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

               (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, (x) constitute a waiver or modification of any provisions of, or operate as a waiver of any right, power or remedy of the Banks or the Agents under, the Agreement or (y) prejudice any right or remedy that the Banks or the Agents may now have or may have in the future under or in connection with the Agreement or any instrument or agreement referred to herein.

          (b) EXECUTION IN COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall become effective upon the execution hereof by Majority Banks, the Agents and the Borrower and receipt by the Borrower and the Agents of written notification of such execution and authorization of delivery thereof and upon satisfaction of the conditions set forth in Section 3 hereof.

          (c) COSTS, EXPENSES AND TAXES. The Borrower acknowledges that all costs, fees, and expenses as described in subsection 8.04 of the Agreement incurred by the Agents and their counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

          (d)  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED
     BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH,
     THE LAWS OF THE STATE OF NEW YORK.

          (e) HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                THE DIAL CORP

                                By /s/ R. G. Nelson
                                Title:  Vice President-Finance
                                        and Treasurer

                                By /s/ Richard C. Stephan
                                Title: Vice President-Controller


                                BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION, as Agent
                               and Reporting Agent

                                By /s/ Kay S. Warren
                                Title: Vice President


                                CITIBANK, N.A.,
                                as Agent and Funding Agent

                                By /s/Barbara A. Cohen
                                Title: Vice President


Commitment                      Bank:

$36,000,000                     BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION

                                By /s/ Robert Troutman
                                Title:Vice President

$41,000,000                     CITIBANK, N.A.

                                By /s/ Barbara A. Cohen
                                Title: Vice President

$24,000,000                     BANK OF MONTREAL
                                By /s/ J. Donald Higgins
                                Title: Managing Director

$24,000,000                     THE CHASE MANHATTAN BANK, N.A.

                                By /s/ Richard A. Barrow
                                Title: Vice President

$29,000,000                     CHEMICAL BANK

                                By /s/ Jeffry Howe
                                Title: Vice President

$29,000,000                     CIBC, INC.

                                By /s/ R. A. Mendoza
                                Title: Vice President

$24,000,000                     BANK OF AMERICA ILLINOIS

                                By /s/ Robert Troutman
                                Title: Vice President

29,000,000                      NATIONSBANK OF TEXAS, N.A.

                                By /s/ Frank M. Johnson
                                Title: Vice President

$24,000,000                     ROYAL BANK OF CANADA

                                By /s/ Tom Oberaigner
                                Title: Manager

$20,000,000                     BANK ONE, ARIZONA, N.A.

                                By /s/ Clifford Payson
                                Title: Vice President

$24,000,000                     FIRST INTERSTATE BANK OF ARIZONA,
                                N.A.

                                By /s/ Gary Frandson
                                Title: Vice President

$24,000,000                     THE FIRST NATIONAL BANK OF
                                CHICAGO

                                By /s/ J. C. Wellings
                                Title: Vice President

$20,000,000                     THE INDUSTRIAL BANK OF JAPAN,
                                LIMITED, LOS ANGELES AGENCY

                                By /s/ Steven Savoldelli
                                Title: Senior Vice President

$20,000,000                     THE LONG-TERM CREDIT BANK OF
                                JAPAN, LTD., LOS ANGELES AGENCY

                                By /s/ Y. Kamisawa
                                Title: Deputy General Manager

                                By /s/ T. Morgan Edwards II
                                Title: Vice President

$20,000,000                     MELLON BANK, N.A.

                                By /s/ M. Wuit
                                Title: First Vice President

$24,000,000                     THE MITSUI TRUST & BANKING CO.,
                                LTD. LOS ANGELES AGENCY

                                By /s/ Ken Takahashi
                                Title: General Manager & Agent

$24,000,000                     MORGAN GUARANTY TRUST COMPANY OF
                                NEW YORK

                                By /s/ Diana H. Imhof
                                Title: Associate

$24,000,000                     NBD BANK, N.A.

                                By /s/ James R. Frye
                                Title: First Vice President

$20,000,000                     THE NORTHERN TRUST COMPANY

                                By /s/ Martin G. Alston
                                Title: Vice President

$20,000,000                     UNION BANK

                                By /s/ Ali Moghaddan
                                Title: Vice President


                                  ANNEX A

                         [FORM OF ACKNOWLEDGEMENT]

     [Insert name of Bank] agrees to the terms of this Amendment and acknowledges that, from and after the effective date of this Amendment, [insert name of Bank] is no longer a Bank for purposes of the Agreement and, other than as set forth in Section 2.11 and 8.04(c) of the Agreement, the rights and obligations of [insert name of Bank] under the Agreement are terminated.

     This acknowledgement is conditioned on the payment to [insert name of Bank] of the principal, accrued interest, fees and other costs due to it under the Agreement, all as set forth on Schedule 1 hereto.


                                   [BANK], as a Bank


                                   By:__________________________
                                   Title:_______________________